Securities Act of 1933 File No. _________
                                     (If application to determine eligibility
                                     of trustee for delayed offering
                                     pursuant to  Section 305 (b) (2))
       _______________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC 20549
                             ________________
                                FORM T-1

       STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

       CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                  PURSUANT TO SECTION 305(b)(2)___________
                           __________________

                    THE TRUST COMPANY OF NEW JERSEY
            (Exact name of trustee as specified in its charter)

                              22-1337980
                (I.R.S. Employer Identification Number)

               35 JOURNAL SQUARE, JERSEY CITY, NEW JERSEY
               (Address of principal executive offices)

                               07036
                             (Zip Code)
                           ________________

                    DIAGNOSTIC/RETRIEVAL SYSTEMS, INC.
          (Exact name of obligor as specified in its charter)

                             DELAWARE
     (State or other jurisdiction of incorporation or organization)

                             13-2632319

                  (I.R.S. Employer Identification No.)

                            5 SYLVAN WAY
                       PARSIPPANY, NEW JERSEY
                (Address of principal executive offices)

                              07054
                            (Zip Code)
                    __________________________________
       9% SENIOR SUBORDINATED CONVERTIBLE DEBENTURES DUE October 1, 2003
                   (Title of the indenture securities)
       _______________________________________________________________________


       ITEM 1.   GENERAL INFORMATION.

                   Furnish the following information as to the trustee:

              (a)  NAME AND ADDRESS OF EACH EXAMINING OR
                   SUPERVISING  AUTHORITY TO WHICH IT IS SUBJECT.

                   Federal Deposit Insurance Corporation
                   550 17th Street, NW
                   Washington, DC 20429

                   New Jersey Department of Banking
                   36 West State Street
                   CN-440
                   Trenton, NJ 08625

              (b)  WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

                   Yes.

       ITEM 2.   AFFILIATIONS WITH THE OBLIGOR.

              IF THE  OBLIGOR  IS AN AFFILIATE OF THE TRUSTEE,
       DESCRIBE EACH SUCH AFFILIATION.

                 The Trustee is not the obligor, nor is the Trustee directly or indirectly controlling, controlled by, or under common control with the obligor.

        ITEM 3.  VOTING SECURITIES OF THE TRUSTE

              FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF VOTING SECURITIES OF THE TRUSTEE.

                 As of November 30, 1995:

                 Column A                                Column B
                 Title of Class                      Amount Outstanding
                 -------------------------------     --------------------
                 Common Stock ($2.00 par Value)      19,594,170 shares
                 9 3/4 % Cumulative Preferred Stock  60,000 shares


       ITEM 4.   TRUSTEESHIPS UNDER OTHER INDENTURES.

              IF THE TRUSTEE IS A TRUSTEE UNDER ANOTHER INDENTURE UNDER WHICH ANY OTHER SECURITIES, OR CERTIFICATES OF INTEREST OR PARTICIPATION IN ANY OTHER SECURITIES, OF THE OBLIGOR ARE OUTSTANDING, FURNISHING THE FOLLOWING
              INFORMATION:

              (A)  TITLE OF THE SECURITIES OUTSTANDING UNDER EACH
                   SUCH OTHER INDENTURE.

                   None

              (B) A BRIEF STATEMENT OF THE FACTS RELIED UPON AS A BASIS FOR THE CLAIM THAT NO CONFLICTING INTEREST WITHIN THE MEANING OF SECTION 310
                   (B) (1) OF THE ACT ARISES AS A RESULT OF THE
                   TRUSTEESHIP UNDER ANY SUCH OTHER INDENTURE,
                   INCLUDING A STATEMENT AS TO HOW THE INDENTURE SECURITIES WILL RANK AS COMPARED WITH THE SECURITIES ISSUED UNDER SUCH OTHER INDENTURE.

                 Reference is made to the response to Item 4 (a) above.

       ITEM 5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

              IF THE TRUSTEE OR ANY OF THE DIRECTORS OR EXECUTIVE OFFICERS OF THE TRUSTEE IS A DIRECTOR, OFFICER, PARTNER, EMPLOYEE, APPOINTEE OR A REPRESENTATIVE OF THE OBLIGOR OR OF ANY UNDERWRITER FOR THE OBLIGOR, IDENTIFY EACH SUCH PERSON HAVING ANY SUCH CONNECTION AND STATE THE NATURE OF EACH SUCH CONNECTION.

                 None.

       ITEM 6.   VOTING SECURITIES OF THE TRUSTEE OWNED BY THE
                 OBLIGOR OR ITS OFFICIALS.

              FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING
              SECURITIES OF THE TRUSTEE OWNED BENEFICIALLY BY THE OBLIGOR AND EACH DIRECTOR, PARTNER AND EXECUTIVE
              OFFICER OF THE OBLIGOR.

                 As of November 30, 1995

                 None.

       ITEM 7.   VOTING SECURITIES OF THE TRUSTEE OWNED BY
                 UNDERWRITERS OR THEIR OFFICIALS.

              FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING
              SECURITIES OF THE TRUSTEE OWNED BENEFICIALLY BY EACH UNDERWRITER FOR THE OBLIGOR AND EACH DIRECTOR, PARTNER AND EXECUTIVE OFFICER OF EACH SUCH UNDERWRITER.

                 As of November 30, 1995

                 None.

       ITEM 8.   SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE
                 TRUSTEE.

              FURNISH THE FOLLOWING INFORMATION AS TO SECURITIES OF THE OBLIGOR OWNED BENEFICIALLY OR HELD AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT BY THE TRUSTEE.

                 As of November 30, 1995

                 None.

       ITEM 9.   SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

              IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS
              COLLATERAL SECURITY FOR THE OBLIGATIONS IN DEFAULT ANY SECURITIES OF AN UNDERWRITER FOR THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF
              SECURITIES OF SUCH UNDERWRITER ANY OF WHICH ARE SO OWNED OR HELD BY THE TRUSTEE.

                 As of  November 30, 1995

                 None.

       ITEM 10.  OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING
                 SECURITIES OF CERTAIN AFFILIATES OR SECURITIES HOLDERS OF THE OBLIGOR.

              IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS
              COLLATERAL SECURITY FOR THE OBLIGATIONS IN DEFAULT VOTING SECURITIES OF A PERSON WHO, TO THE KNOWLEDGE OF THE TRUSTEE, (1) OWNS 10 PERCENT OF THE VOTING SECURITIES OF THE OBLIGOR OR (2) IS AN AFFILIATE, OTHER THAN A SUBSIDIARY OF THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF SUCH PERSON.

                 As of November 30, 1995

                 None.

       ITEM 11.  OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY
                 SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

              IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS
              COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT ANY SECURITIES OF A PERSON WHO, TO THE KNOWLEDGE OF THE TRUSTEE, OWNS 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF SECURITIES OF SUCH PERSON ANY OF WHICH ARE SO OWNED OR HELD BY THE TRUSTEE.

                 As of November 30, 1995

                 None.

       ITEM 12.  LIST OF EXHIBITS.

              LIST  BELOW ALL EXHIBITS FILED AS A PART OF THIS
       STATEMENT OF ELIGIBILITY.

                 *1. -- A copy of the Articles of Association of the trustee as now in effect.
                 *2. -- Not Applicable.
                 *3. -- Not Applicable.
                 *4. -- A copy of the existing by-laws of The Trust Company of New Jersey.
                 *5. -- Not Applicable
                  7. -- A copy of the latest report of condition of
                 the trustee published pursuant to law or the requirements of its supervising or examining authority.

       ___________________

            * The Exhibits thus designated are incorporated herein by reference. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.

                                   NOTE

            Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base a responsive answer to Item 2 the answer to said Item is based on incomplete information.

            Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.

                                 SIGNATURE

                 Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, The Trust Company of New Jersey a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Jersey City, and the State of New Jersey, on this 30th day of November, 1995.

                                     THE TRUST COMPANY OF NEW JERSEY


                                     By:/s/ Roger T. Bernhammer
                                        _____________________________
                                          Roger T. Bernhammer
                                          Vice President



                                   EXHIBIT 7

CONSOLIDATED REPORT OF CONDITION

                      THE TRUST COMPANY OF NEW JERSEY
     of Jersey City in the State of New Jersey, at the close of business on June 30, 1995, published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161.

COMPTROLLER OF THE CURRENCY NORTHEASTERN DISTRICT
STATEMENT OF RESOURCES AND LIABILITIES

                                                                      THOUSANDS
                                             ASSETS                       OF
                                                                       DOLLARS
  Cash and balances due from depository institutions:                  $93,709
     Federal funds sold                                                 85,000
           Total cash and cash equivalents                             178,709
  SECURITIES:
  Available-for-sale securities (Market value
    $493,231 in 1995)                                                  493,231
  Held to maturity (Market value $669,534 in 1995)                     672,497
          Total securities                                           1,165,728

  LOANS:                                            $960,337
     Less:  Unearned income                          (22,156)
     Less:  Allowance for possible loan losses       (21,628)
          Net loans                                  916,553
                                                     -------
  Premises and equipment                                                22,341
  Other real estate owned, net of reserves                              44,180
  Accrued interest receivable                                           18,832
  Other assets                                                          40,333
  TOTAL ASSETS                                                      $2,386,676

                       LIABILITIES AND STOCKHOLDERS  EQUITY
  DEPOSITS:
  Noninterest-bearing                                                 $337,343
  Interest-bearing                                                   1,837,812
                                                                    ----------
          Total deposits                                             2,175,155

  Securities sold under agreement to repurchase                         41,173
  Accrued taxes and other liabilities                                   15,321
          Total liabilities                                          2,231,649

  Commitments and contingencies

  Preferred stock, $100 par value, issueable in
    series, authorized 60,000 shares; outstanding
    60,000 shares Series A 9.75% cumulative
    shares (preference on liquidation at par value)                      6,000
  Common stock, $2.00 par value; authorized
    72,000,000 shares; outstanding 19,594,170 in 1995                   39,188
  Additional paid in capital                                            20,051
  Undivided profits                                                     95,083
  Unrealized holding loss on securities, net of
    related income taxes                                                (5,295)
          Total stockholders equity                                    155,027
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                      $2,386,676


      I, Michael A. Marinelli., Executive Vice President and Chief Financial Officer of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                       (Signed) Michael A. Marinelli

      We the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

      (Signed) Siggi B. Wilzig
      (Signed) Fred F. Moses             Directors
      (Signed) Peter  J. O Brien